Exhibit 10.17.24

AGREEMENT TO TERMINATE

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS AGREEMENT TO TERMINATE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”), is made and entered into effective as of August 16, 2022 (the “Effective Date”), by and between OLD DOMINION FREIGHT LINE, INC. (the “Company”), a corporation organized and existing under the laws of the Commonwealth of Virginia and having its principal office at Thomasville, North Carolina, and David S. Congdon (the “Executive”).

RECITALS:

The Company and the Executive previously entered into an Amended and Restated Employment Agreement, effective as of June 1, 2008, as amended by that certain First Amendment to Amended and Restated Employment Agreement, effective as of November 1, 2012, that certain Second Amendment to Amended and Restated Employment Agreement, effective as of October 20, 2016, and that certain Third Amendment to Amended and Restated Employment Agreement, effective as of May 16, 2018 (such agreement, as amended, the “Employment Agreement”). The Company and the Executive may also be referred to herein individually as “Party” and collectively as the “Parties.” The Parties now desire to terminate the Employment Agreement as reflected under the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in this Agreement, including but not limited to the release of certain rights and obligations of each of the Company and the Executive that would otherwise apply under the Employment Agreement, the Company and the Executive agree as follows:

1.
Termination of Employment Agreement. In consideration of the mutual promises of the Parties herein, the Company and the Executive acknowledge and agree that the Employment Agreement is hereby terminated, cancelled and considered null and void and of no force and effect, and that the Parties’ respective rights, duties and obligations under the Employment Agreement are hereby released, waived, discharged and forever terminated. The Executive and the Company expressly agree that the release of his or its (as the case may be) obligations under the Employment Agreement constitute adequate and sufficient consideration for this Agreement. The Executive acknowledges and agrees that he has been paid all compensation and benefits due to him under the Employment Agreement in the correct amounts under the Employment Agreement and that he has not earned and will not be paid any further payments (including but not limited to severance benefits) under the Employment Agreement. The Executive also acknowledges and agrees that neither this Agreement nor any matters related thereto constitute “Good Reason,” a termination by the Company under the “Notice Exception” or a termination by the Company other than for “Cause” (as such terms are defined under the Employment Agreement) under the Employment Agreement, and that the Company has not breached the terms of the Employment Agreement by entering into this Agreement or otherwise.

2.
Participation in the Executive Severance Plan. Subject to and effective as of the Executive’s execution and delivery of this Agreement, Executive shall become a participant in the Company’s Change of Control Severance Plan for Key Executives (As Amended and Restated Effective October 31, 2018) (the “Severance Plan”), and the Executive acknowledges and agrees that his right to participate in the Severance Plan constitutes additional consideration for this Agreement to which he is not otherwise entitled.
3.
Release. The Executive hereby releases, waives and forever discharges the Company (including its officers, employees, directors, agents, insurers, affiliates, related companies, successors and assigns) from any and all rights, obligations, duties, liabilities, claims, actions or proceedings of every kind and nature, whether known or unknown, which are either created by, arise under, are in any way related to, or that now exist or could exist in the future, under or related to the Employment Agreement.
4.
Employment At-Will. Executive acknowledges and agrees that his employment with the Company or any affiliate is at will and that it may be terminated by the Executive or by the Company, for any reason or no reason, at any time.
5.
Successors and Assigns; Entire Agreement; Modification. The Agreement shall be binding upon and inure to the benefit of the respective Parties and their respective assigns, successors, heirs, executors and administrators. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and supersedes all prior understandings and agreements of the Parties with respect to the subject matter hereof, including, without limitation, the Employment Agreement. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the Parties hereto.
6.
Governing Law. The Parties intend that this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to conflicts of law principles thereof.
7.
Counterparts; Headings. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The headings of sections and paragraphs herein are included for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

EXECUTIVE

/s/ David S. Congdon

David S. Congdon

OLD DOMINION FREIGHT LINE, INC.

By: /s/ Greg C. Gantt

Name: Greg C. Gantt

Title: President and Chief Executive Officer

Attest:

/s/ Ross H. Parr

Name: Ross H. Parr

Title: Secretary